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                           [Draft of June 18, 1999]

                                                                    EXHIBIT 10.3


               THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


     This THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), is made as of the ___ day of June 1999, by and among Reuters Limited, a company organized under the laws of England and Wales ("Reuters"), Cisco Systems, Inc., a California corporation ("Cisco"), Mayfield IX, a Delaware limited partnership and Mayfield Associates & Fund III, a California limited partnership (each a "Mayfield Entity" and together, the "Mayfield Entities"), Reuters Nederland B.V., a company organized under the laws of the Netherlands ("Reuters B.V."), Vivek Ranadive ("Ranadive"), the persons listed on Annex 1 hereto (such persons and each of Cisco, the Mayfield Entities, Reuters B.V. and Ranadive, a "Stockholder"), and TIBCO Software Inc., a Delaware corporation (the "Company"). Additional Persons may be added to this Agreement as "Stockholders" if they, the Company and Reuters so consent. The consent of any such additional Person shall be evidenced by execution of a signature page hereto or other written acknowledgment that such person agrees to be bound by certain provisions of this or any predecessor agreement.

                                    RECITALS

     A. The Company is a subsidiary of Reuters B.V., which is a subsidiary of Reuters. As of the date hereof, Ranadive is a director and officer of the Company.

     B. In connection with the initial public offering of the Company's common stock, the parties hereto desire to amend and restate herein the Second Amended and Restated Shareholders Agreement dated December 31, 1997 by and among Reuters, Cisco, the Mayfield Entities, Reuters B.V., Ranadive, the Company and certain equity holders of the Company (the "Prior Agreement").


     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

      1. Effectiveness of Agreement. This Agreement shall become effective immediately following an Initial Public Offering. The date upon which this Agreement becomes effective is referred to herein as (the "Effective Date").

      2. Certain Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly of the power to vote forty percent (40%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the

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direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Transferee" shall mean (a) with respect to Reuters B.V., Reuters, Reuters Holdings PLC or any direct or indirect subsidiary of Reuters Holdings PLC, (b) with respect to Reuters, Reuters Holdings PLC or any direct or indirect subsidiary of Reuters Holdings PLC, (c) with respect to Cisco, any direct or indirect subsidiary of Cisco, (d) with respect to the Mayfield Entities, any affiliated partnership or partners of the Mayfield Entities, and
(e) with respect to other individual Stockholders, (i) a spouse, parent or direct descendent of such Stockholder (such individuals, with respect to a Stockholder, "Family Members"), or (ii) a trust, the settlor of which is such Stockholder, the beneficiaries of which consist exclusively of such Stockholder, or Family Members of such Stockholder, and the trustees of which that exercise voting authority over equity securities in such trust consist exclusively of any or all of such Family Members, and such other trustees as Reuters B.V. or Reuters may approve in writing.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Common Stock" shall mean the Common Stock of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fundamental Decision" shall have the meaning set forth in Section
3.1.

          "Indebtedness for Borrowed Money" shall mean (i) obligations for borrowed money (whether secured or unsecured), (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory in the ordinary course of business,
(iii) obligations in respect of operating or finance (capital) leases, whether or not such obligations would be required to be shown as a liability on a balance sheet under generally accepted accounting principles (as applied in the United States of America), and (iv) any guarantee in respect of any obligations referred to in clauses (i), (ii) or (iii).

          "Initial Public Offering" shall mean the first bona fide, firm commitment underwritten public offering of Common Stock pursuant to a registration statement on Form S-1 declared effective under the Securities Act.

          "Initial Public Offering Date" shall mean the date of closing of the Initial Public Offering (i.e. the date of payment for shares following effectiveness of the registration statement relating to the Initial Public Offering).

          "Party" shall mean the Company, Reuters, Cisco, each of the Mayfield Entities, Reuters B.V. or a Stockholder, as the context requires.

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          "Person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

          "Public Offering" shall mean any bona fide offering of the Company's equity securities pursuant to a registration statement declared effective under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shares" shall mean (a) (i) all shares of Common Stock held by the Stockholders as of the Effective Date, and (ii) any shares of Common Stock issued after the Effective Date to any of the Stockholders pursuant to any incentive stock option plan or employee stock purchase plan of the Company in effect from time to time, together with (b) any shares of the capital stock of the Company issued to a Stockholder subsequent to the Effective Date on account of such Common Stock or subsequently issued shares, by virtue of any stock splits, dividends payable in the capital stock of the Company or reclassifications or conversions with respect to any such Common Stock.

          "Stockholders" shall have the meaning set forth in the first paragraph of this Agreement.

          "Total Voting Power of the Company" shall mean the total number of votes which may be cast in matters submitted to the vote of (a) all holders of Common Stock and (b) all holders of other classes of the Company's capital stock entitled to vote generally with the holders of the Common Stock.

      3. Corporate Governance--Restatement of Investor Rights and Obligations. The Parties hereto intend that this Agreement govern the ongoing relationship among the Parties with respect to their respective ownership interests in the Company. To that end, to the extent that provisions conflict, it is understood and agreed that this Agreement supersedes all other instruments, including without limitation, the Amended and Restated Certificate of Incorporation and Bylaws of the Company, with respect to all matters contemplated herein.

      4.  Certain Governance Matters.

          4.1 Definition of Fundamental Decision. For purposes of this Agreement, a "Fundamental Decision" shall mean a decision of the Company with respect to any of the following actions:

          (a) The issuance of equity securities or securities convertible into, exchangeable for, or options or rights to acquire any equity securities (except for securities issued pursuant to the Company's 1996 Stock Option Plan, as amended, or the Company's 1999 Director Stock Option Plan, or in a transaction covered by Section 4.1(c)) (i) in any calendar year in excess of 5% of the outstanding capital stock of the Company on December 31 of the prior year or
(ii) in any three-year period in excess of 10% of the outstanding capital stock of the Company at the beginning of the period;

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          (b)  Participation of the Company in any merger, consolidation, or share exchange, or any sale, lease, exchange or other dissolution of all or any substantial part of the assets of the Company; or

          (c) Any acquisition by the Company, whether by merger, stock purchase, asset purchase or otherwise, of any business or entity where the consideration to be paid by the Company in the acquisition is in excess of either (i) 15% of the market capitalization of the Company (averaged over the thirty-day period ending five days prior to the announcement of the acquisition) or (ii) 15% of the total revenues of the Company in the last four completed fiscal quarters; provided that in each case such amount exceeds $75,000,000.

          4.2  Corporate Action Regarding Fundamental Decisions.

          (a) Each of the Stockholders agrees for the benefit of Reuters that he or it shall use his or its best efforts to (i) not permit the Board of Directors of the Company to approve any Fundamental Decision, (ii) not vote or cause to be voted his or her Shares to approve any Fundamental Decision that may be submitted to the stockholders of the Company for approval, and (iii) not to permit the Company to act in any way upon a Fundamental Decision, in each case unless such Fundamental Decision has been first submitted to Reuters and approved in writing by Reuters as discussed in Section 4.2(c) below.

          (b) Each of the Stockholders agrees for the benefit of Reuters that he or it shall use his or its best efforts as a stockholder of the Company to maintain in effect at all times provisions in the Company's Bylaws, and in any Company operating policies, guidelines or procedures that may exist from time to time, that limit the authority of all officers, employees and agents of the Company so that no such person will have authority to take any action on behalf of the Company which would constitute a Fundamental Decision without the Company's first obtaining the written approval of Reuters as discussed in
Section 4.2(c) below.

          (c) Any request for Reuters' approval of a Fundamental Decision shall be submitted to the Reuters Directors (as defined in Section 4.3). The Reuters Directors shall use their best efforts to respond to such request as expeditiously as possible, but in any event within ten days after such request. The Company shall provide the Reuters Directors with such information as they shall reasonably request in order to evaluate any such request for approval. Such request will only be deemed approved by Reuters upon the earlier of (i) explicit written confirmation from Reuters of such approval which may be withheld at Reuters' sole discretion, or (ii) the expiration of the aforementioned ten-day period if Reuters shall not have responded to such request prior to the expiration of such period.

          (d) The provisions of this Section 4.2 shall terminate and be of no further force or effect at such time as Reuters (together with Reuters B.V.) ceases to own shares of the Company's stock having at least 30% of the Total Voting Power of the Company.

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          4.3  Seats on Board of Directors.

          (a) The Company shall be governed by a Board of Directors consisting of at least nine members. The number of directors may not be decreased.

          (b) Subject to the other provisions of this Agreement, at any election of directors of the Company, (i) so long as Reuters owns shares of the Company's stock having at least 40% of the Total Voting Power of the Company, Reuters shall have the right to nominate three directors of the Company, (ii) so long as Reuters owns shares of the Company's stock having at least 25% but less than 40% of the Total Voting Power of the Company, Reuters shall have the right to nominate two directors of the Company and (iii) so long as Reuters owns shares of the Company's stock having at least 10% but less than 25% of the Total Voting Power of the Company, Reuters shall have the right to nominate one director of the Company (each director nominated by Reuters pursuant hereto, a "Reuters Director"). Notwithstanding the foregoing, prior to the nomination of any person as a Reuters Director, such person shall be approved by the Chief Executive Officer of Reuters and by the Chief Executive Officer of the Company. If a vacancy occurs or exists on the Board of Directors at any time, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any director for cause or otherwise, and the vacant position was held by a Reuters Director, then Reuters (in accordance with the previous sentence) shall have the sole right to nominate an individual to fill such vacancy. The Parties agree to take all necessary action to cause the individuals nominated pursuant to this Section 4.3 to become members of the Board of Directors of the Company.

          (c) If the total number of directors of the Company is increased above nine, the number of Reuters Directors shall be increased so that the adjusted ratio of Reuters Directors to total directors is not less than the ratio of Reuters Directors (determined immediately prior to such increase in accordance with Section 3.5(b)) to nine.

          (d) The members of the Board of Directors nominated as described in this Agreement shall be duly elected by the vote of a majority of the issued and outstanding shares entitled to vote thereon.

          (e) Any Reuters Director may be removed from office only (a) for cause by the vote of stockholders representing not less than a majority of the issued and outstanding shares entitled to vote upon the election of directors, or (b) upon Reuters' determination that the Reuters Director should no longer serve as such, and upon such determination, the Stockholders shall vote their voting stock to remove such Reuters Director.

          (f) The provisions of this Section 4.3 shall terminate and be of no further force or effect at such time as Reuters (together with Reuters B.V.) ceases to own shares of the Company's stock having at least 10% of the Total Voting Power of the Company.

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          4.4  Voting of Reuters Shares.

          (a) Until such time as Reuters (together with Reuters B.V.) ceases to own shares of the Company's stock having at least 49% of the Total Voting Power of the Company, on any matter submitted to a vote of the stockholders of the Company, a number of shares (the "Reuters Voting Number") of the Company's stock owned by Reuters (together with Reuters B.V.) shall be automatically voted by the Company for, against or in abstention in the same proportion as all shares of the Company's stock held by holders other than Reuters and Reuters B.V. and entitled to vote upon such matter are cast for, against or in abstention (whether in a meeting or by written consent). The Reuters Voting Number shall be equal, at any given time, to the number of shares owned by Reuters (together with Reuters B.V.) at such time less a number of shares having voting power equal to 49% of the Total Voting Power of the Company at such time.

          (b) The provisions of this Section 4.4 shall terminate and be of no further force or effect at such time as Reuters (together with Reuters B.V.) ceases to own shares of the Company's stock having at least 49% of the Total Voting Power of the Company.

      5.  Registration Rights.

           5.1  General Request for Registration.

                (a)  Definitions.  As used in this Section 5:

                     (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                     (ii) The term "Registrable Securities" shall mean (i) the Common Stock held by the Stockholders as of the Effective Date and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, (A) any Registrable Securities sold by a person in a transaction in which such Person's rights under Section 5 hereof are not assigned, (B) Common Stock or other securities that have been disposed of pursuant to a registration statement with respect to the sale of such securities which shall have become effective under the Securities Act, or
(C) Common Stock or other securities that shall have ceased to be outstanding.

                     (iii) The term "Holder" means any either of Reuters, Reuters B.V., Cisco or an Affiliated Transferee thereof, holding Registrable Securities; for the purposes of Sections 5.2, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 and
5.11 only, the term shall also include Ranadive and each of the Mayfield
Entities.

                     (iv) The term "Initiating Holders" means any Holder or Holders making a request for registration pursuant to, and in compliance with, the provisions of Section 5.1(b).

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                (b)  Request for Registration. In case at any time after the earlier to occur of (i) the date nine months from the Initial Public Offering Date and (ii) January 1, 2002, (x) the Company shall receive from the Holders of, in the aggregate, at least fifty percent (50%) of the Registrable Securities then outstanding a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (but not in any case, within nine months following the effective date of a registration of the Common Stock), provided that the number of shares of Registrable Securities of such requesting Holders designated to be included in such registration would result in an anticipated aggregate offering price of at least $10,000,000, net of underwriter discounts and commissions or (y) the Company shall receive from Reuters a written request that the Company effect any registration with respect to all or a part of the Registrable Securities then held by Reuters or Reuters B.V. (but not in any case, within six months following the effective date of a registration of the Common Stock), provided that the number of shares of Registrable Securities designated to be included in such registration would result in an anticipated aggregate offering price of at least $25,000,000, net of underwriter discounts and commissions, the Company will:

                     (i) promptly give written notice of the proposed registration to all other Holders; and

                     (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file pre-effective and post-effective amendments and supplements, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with (A) all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written notice given by any such other Holders to the Company within thirty (30) days after receipt by such other Holders of such written notice from the Company; and (B) such securities of the Company which the Company elects to register and offer for its own account as part of such registration ("Company Securities"); provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.1(b)(x) after the Company has effected two registrations pursuant to requests under Section 5.1(b)(x) on Form S-1, SB-1 or S-3; and provided further that the Company shall not be obligated to take any action to effect any such registration pursuant to Section 5.1(b)(y) after the Company has effected six registrations pursuant to requests under Section 5.1(b)(y). A registration proceeding begun pursuant to this Section 5.1 which is subsequently withdrawn and the expenses of which are borne by the Holders of securities requesting or causing such withdrawal pursuant to Section 5.4(a) shall not be considered an effected registration, qualification or compliance for purposes of this Section 5.1.

          Subject to the foregoing provisions, the Company shall file a registration statement covering the Registrable Securities and Company Securities (if any) so requested or otherwise elected to be registered as soon as practicable, but in any event within ninety (90) days, after receipt of the request or requests of the Initiating Holder(s), provided that the Company shall have the right to defer such registration for a period of up to seventy-five
(75) days in any twelve month period following the

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receipt of such a request if in the good faith opinion of the Board of Directors of the Company, it would be seriously detrimental to the Company and the Stockholders for a registration statement to be filed.

               (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5.1(b) and the Company shall include such information in the written notice referred to in Section 5.1(b)(i). In such event, the right of any Holder or the Company to registration pursuant to Section 5.1 shall be conditioned upon the participation of such Holder or the Company, as the case may be, in such underwriting and the inclusion of such Holder's Registrable Securities (or the Company Securities of the Company) in the underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors indicate that an underwriting of Registrable Securities would not be successful at such time or require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting, if any, shall be allocated, first by reducing (and finally eliminating, if necessary) the Company Securities to be included in such underwriting, and second, by allocating among the Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Holders at the time of filing of the registration statement; provided that the Company shall not proceed with any registration pursuant to this Section 5.1 of fewer than the minimum number of Registrable Securities required to commence such registration pursuant to Section 5.1(b), and provided further that no registration so discontinued shall diminish the number of registrations to which the Holders are entitled pursuant to this Section 5.1. If any Holder or the Company disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company (in the case of a withdrawal by a Holder), the underwriters and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          5.2  Company Registration.

          (a) Notice of Registration. If at any time or from time to time after the Initial Public Offering Date, the Company shall determine to register any of its securities in connection with the public offering of such securities for cash, for its own account (other than a registration relating solely to employee stock option or purchase plans or relating solely to a Rule 145 transaction), the Company will:

                (i)   promptly give to each Holder written notice thereof; and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 5.2(b) below.

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          (b)  Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based on the total number of the Registrable Securities entitled to registration held by the Holders, provided that no such reduction shall be made with respect to securities being offered by the Company for its own account; provided further that all other shares of Common Stock held by all parties, other than the Holders, shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be included in such registration.

          (c) Notwithstanding anything to the contrary in this Section 5.2, the Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.2 pursuant to a registration statement covering any of its securities to be issued in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

          5.3 S-3 Registrations. If, at any time or from time to time after the first underwritten public offering pursuant to a registration statement filed under the Securities Act, the Company is requested in writing by the Holders of, in the aggregate, at least fifty percent (50%) of the Registerable Securities then outstanding (and qualifies under applicable Commission rules) to undertake an S-3 or equivalent short-form registration of its securities by the Holders of Registrable Securities, the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities and the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 of the Registrable Securities which the Company has been requested to register (a) in each request and (b) in any response given within twenty (20) days of the receipt of the notice from the Company pursuant to this Section 5.3, provided that the Company shall not be obligated to take any action to effect more than one such registration pursuant to this Section
5.3 in any twelve month period, and provided further that the Company shall have the right to defer such registration for a period of up to seventy-five (75) days following the receipt of such a request if in the opinion of the Board of Directors of the Company, it would be seriously detrimental to the Company and the Stockholders for a registration statement to be filed. Notwithstanding the foregoing, however, the Company shall not be required to effect any

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registration hereunder unless the number of shares of Registrable Securities which Holders have requested to be included in such registration would result in an anticipated aggregate offering price of more than $5,000,000 (net of underwriting discounts and commissions). The Company may include in the registration under this Section 5.3 any other shares of Common Stock so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 5.3. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Company shall be excluded to the extent deemed appropriate by the managing underwriter, and all other shares of Common Stock held by other parties shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. If, as contemplated above, and after excluding all other shares of Common Stock held by parties other than the Holders, shares of the Registrable Securities of the Holders shall be included in such underwriting, up to the total number deemed advisable by the managing underwriter, by allocating among the Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Holders at the time of filing of the registration statement.

          5.4  Expenses of Registration.

          (a) All expenses incurred in connection with any registration pursuant to the two registrations under Section 5.1(b)(x), the first four registrations under Section 5.1(b)(y), any registrations under Section 5.2 and the first two registrations pursuant to Section 5.3, including, without limitation, all registration, filing and qualification fees, printing expenses, reasonable fees and disbursements of counsel for the Company, expenses of complying with state securities or Blue Sky laws (including fees of counsel for the Company and counsel for the underwriters), accountants' fees and expenses incident to or required by any such registration, expenses incident to the listing of securities on any exchange in which the Registrable Securities have been listed, expenses of any special audits incidental to or required by such registration and the fees and disbursements of one counsel retained by the Holders of Registrable Securities covered by such registration shall be borne by the Company, provided, however:

     The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.1, the request of which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting or causing such withdrawal; provided that such Holders shall not be required to pay (a) for the cost of normal audits of the Company that would have been performed in any event, and (b) for the time of any executives or other personnel of the Company involved in the preparation of the registration statement; and provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from those known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 5.1; and

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          (b)  All expenses incurred in connection with the fifth or subsequent registration(s) pursuant to Section 5.1(b)(y) and the third or subsequent registration(s) pursuant to Section 5.3, including all expenses of the types specified in (a), above, shall be borne by the Holders of Registrable Securities so registered. Such expenses shall be borne by such Holders pro rata in proportion to the number of shares of Registrable Securities of each such Holder so registered;

          (c) Notwithstanding anything to the contrary elsewhere in this Agreement, all underwriters' discounts, commissions, or applicable stock transfer and documentary stamp taxes (if any) relating to any particular sale of Registrable Securities shall be borne by the seller of such Registrable Securities in all cases.

           5.5  Registration Procedures.

           (a) In the case of each registration effected by the Company pursuant to this Section 5, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense (except as otherwise provided in Section
5.6 below) the Company will:

                (i) subject to paragraph 5.5(b), keep such registration pursuant to Section 5.1, 5.2, or 5.3 effective for a period of 120 days to the extent such registration is made pursuant to Form S-3 (or any successor Form) and for a period of forty-five days otherwise, or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                (ii) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

                (iii) notify each Holder, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company may, upon the happening of any event (x) of the kind described in clauses (B), (C), (D), or (E) of Section 5.5(a)(iii) or (y) that, in the judgment of the Company's Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the Commission or similar events, suspend use of the prospectus on written notice to each Holder for no more than sixty (60) days in the aggregate in any six (6) month period of time, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. As is practicable, the Company shall prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.6  Indemnification.

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers and directors, and each person controlling such Holder, with respect to which a registration has been effected pursuant to this Section 4 and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable-to such Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in writing by any Holder or underwriter and stated to be specifically for use therein.

          (b) To the extent, but only to the extent, that there is an untrue statement or omission made in a registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in writing by a Holder and stated to be specifically for use therein, such Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any such untrue statement of a material fact contained in any such registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to the Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of the Company, any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will promptly reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

          5.7 Contribution. If the indemnification provided for in Section 5.6 is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in Section 5.6(a) or (b) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.7 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5.7. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 5.7. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this
Section 5.7, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 5.6(c) has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this
Section 5.7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Company and each Stockholder agree with each other and shall agree with the underwriters of the Registrable Securities, if requested by such underwriters, that (a) the underwriters' portion of such contribution shall not exceed the underwriting discount, commission and other compensation and (b) except for the Company, the amount of such contribution shall not exceed an amount equal to the proceeds received by such Indemnifying Party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          5.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this
Section 5.

          5.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after ninety (90) days after the effective date of the first registration filed by the Company which involves a sale of securities of the Company to the general public;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder so long as such Holder owns any Registrable Securities forthwith upon request a written statement by the Company that it has compiled with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so files by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

          5.10 Transfer of Registration Rights. Any registration rights granted by the Company under this Section 5 directly to a Holder of Registrable Securities may be assigned by such Holder to one or more of its Affiliated Transferees. In addition, any registration rights granted by the Company under this Section 5 to Reuters B.V. or Cisco may be assigned by Reuters B.V. or Cisco, as the case may be, to any Person who would, after such transfer, be the holder of twenty percent (20%) or more of the shares of Common Stock issued upon the conversion of the shares of the Company's Series A Preferred Stock or Series B Preferred Stock.

          5.11 Termination of Registration Rights. All registration rights provided hereunder shall terminate upon the earlier to occur of (a) the tenth anniversary of the Initial Public Offering Date and (b) with respect to any Holder, such time as such Holder is able to sell all of its Registrable Securities under Rule 144 during any one three-month period (treating for these purposes a Holder and its Affiliated Transferees as one Holder).

          5.12  Amendment of Registration Rights.  The provisions of this
Section 5 may be amended with the written consent of the Company and the Holders then holding fifty-one (51%) or more of the Registrable Securities outstanding at the time of such amendment, provided that no amendment adversely affecting the rights of Reuters B.V., Reuters, Cisco, the Mayfield Entities or Ranadive hereunder shall be effective without Reuters B.V.'s, Reuters,' Cisco's, the Mayfield Entities' or Ranadive's, as the case may be, prior written consent.

          5.13 Future Grants of Registration Rights. The Company agrees for the benefit of the Holders that it will not grant registration rights with respect to any of its securities upon terms more favorable to the holders of such securities than those contained herein or that conflict with the preferences provided to the Holders in the case of limitations by the underwriter on the number of securities included in a registration pursuant to Sections 5.2 and 5.3.

     6. Information Rights. Until such time as Reuters (together with Reuters B.V.) ceases to own shares of the Company's stock having at least 20% of the Total Voting Power of the Company:

          6.1  Financial Statements and Reports. The Company shall deliver to
Reuters:

          (a) As soon as available, but in any event within fifteen (15) days after the end of each fiscal month and each fiscal quarter (provided, that the Company shall use its best efforts to deliver the monthly financial information for June of each year within ten (10) calendar days after the end of June), a consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal month or such fiscal quarter, as the case may be, and the related statements of earnings, stockholder' equity and changes in financial position for such fiscal month or such fiscal quarter, as the case may be, and for the year to date, setting forth, in each case, in comparative form the figures for the corresponding period a year earlier, all in reasonable detail, including commentary on key features and on variances from the current Annual Business Plan and Budget, and certified by the chief financial officer of the Company as (i) accurately setting out and fairly describing the financial condition and operating results of the Company, subject only to changes resulting from normal year-end audit adjustments which are neither individually nor in the aggregate material, and (ii) having been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes), applied on a consistent basis throughout the periods indicated;

          (b) As soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related statements of earnings, stockholder' equity and changes in financial position for such year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail for audit clearance within Reuters. The Company will use best efforts within sixty
(60) days after the end of each fiscal year of the Company to deliver such materials accompanied by the report thereon of the Company's auditors, which report shall state that such financial statements present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries as of the close of such fiscal year in conformity with generally accepted accounting principles consistently applied.

          (c) All written reports, analyses or studies relating to the business or financial condition of the Company as the Company shall deliver to any holder of Common Stock (in his capacity as a stockholder and not as an officer or director of the Company), simultaneously with its delivery to such holder.

          6.2 Annual Business Plan and Budget. The Company will, (a) at least one month prior to the commencement of each fiscal year, prepare and submit to the Board of Directors for approval and to Reuters a budget and operating plan for the upcoming fiscal year, including projections or forecasts of capital and operating expenses, cash flow, and profits and losses (the "Annual Business Plan and

Budget"), all itemized in reasonable detail; and (b) at least one month prior to the commencement of each fiscal quarter, prepare and submit to the Board of Directors projections or forecasts of capital and operating expenses, cash flow, and profits and losses for the remainder of the fiscal year together with profit projections for the following fiscal year. Before the Company takes any action which would materially deviate from an approved Annual Business Plan and Budget, the Board of Directors of the Company shall approve such action.

          6.3 Inspection and Audit Rights. The Company agrees to permit the authorized representatives of Reuters to visit and inspect any of the properties of the Company, including its books of account, and to take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent accountants, all at such times and as often as may be reasonably requested, and to make such other inspections as may be necessary to permit Reuters, to review any of the financial statements of the Company delivered to Reuters, pursuant hereto, provided, however, that such representatives shall agree to take reasonable precautions to hold in confidence all non-public information so provided and so designated by the Company (except that such representatives may disclose such information to officers of Reuters, to its counsel, to its independent accountants and as required by law). In addition, the Company shall use its best efforts to allow the independent accountants of Reuters to audit the working papers of and to assist in any review undertaken by the Company's independent accountants, and if such access is denied, the Company shall reimburse Reuters for the costs of any extra audit work undertaken by Reuters as a result of such denial.

     7.  Sales of Securities.

         7.1 Restrictive Legend. Each certificate representing Shares held by the Parties hereto shall be stamped or otherwise imprinted with a legend substantially in the following form (unless no longer required in the opinion of counsel for the Company):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION UNDER SUCH ACT IS THEN AVAILABLE.

     THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A CERTIFICATE DESCRIBING THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF THE SHAREHOLDER AGREEMENT AMONG CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF

     THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE OFFICES OF THE
     CORPORATION.

     8. Representations and Warranties of Reuters, Reuters B.V., Cisco and Each of the Mayfield Entities.

          8.1  Reuters represents and warrants as follows:

          (a) Status and Authority. Reuters is a company duly organized and validly existing and under the laws of England and Wales. The execution and delivery by Reuters of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Reuters, and this Agreement has been duly executed and delivered by the duly authorized officers of Reuters and constitutes the valid, legal and binding obligation of Reuters.

          (b)  No Conflicts.

               (i) The execution, delivery and performance of this Agreement by Reuters will not result in (A) any conflict with the charter documents of Reuters, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which Reuters is a party or by which any of its material properties or assets is bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on Reuters's business or adversely affect the ability of Reuters to perform its obligations hereunder.

               (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Reuters in connection with the execution and delivery of this Agreement, and the performance by Reuters of its obligations hereunder.

          (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Reuters, threatened, which question the validity of this Agreement or any action taken or to be taken by Reuters in connection herewith.

          8.2  Reuters B.V. represents and warrants as follows:

          (a) Status and Authority. Reuters B.V. is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands. The execution and delivery by Reuters B.V. of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Reuters B.V., and this Agreement has been duly executed and delivered by the duly authorized officers of Reuters B.V. and constitutes the valid, legal and binding obligation of Reuters B.V.

          (b)  No Conflicts.

               (i) The execution, delivery and performance of this Agreement by Reuters B.V. will not result in (A) any conflict with the charter documents of Reuters B.V., (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which Reuters B.V. is a party or by which any of its material properties or assets is bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on Reuters B.V.'s business or adversely affect the ability of Reuters B.V. to perform its obligations hereunder.

               (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Reuters B.V. in connection with the execution and delivery of this Agreement, and the performance by Reuters B.V. of its obligations hereunder.

          (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Reuters B.V., threatened, which question the validity of this Agreement or any action taken or to be taken by Reuters B.V. in connection herewith.

          8.3  Cisco represents and warrants as follows:

          (a) Status and Authority. Cisco is a corporation duly organized, validly existing and in good standing under the laws of California. The execution and delivery by Cisco of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Cisco, and this Agreement has been duly executed and delivered by the duly authorized officers of Cisco and constitutes the valid, legal and binding obligation of Cisco.

          (b)  No Conflicts.

               (i) The execution, delivery and performance of this Agreement by Cisco will not result in (A) any conflict with the charter documents of Cisco,
(B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which Cisco is a party or by which any of its material properties or assets is bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on Cisco's business or adversely affect the ability of Cisco to perform its obligations hereunder.

               (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Cisco in connection with the execution and delivery of this Agreement, and the performance by Cisco of its obligations hereunder.

          (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Cisco, threatened, which question the validity of this Agreement or any action taken or to be taken by Cisco in connection herewith.

          8.4  Each of the Mayfield Entities represents and warrants as follows:

          (a) Status and Authority. Mayfield IX is a Delaware limited partnership and Mayfield Associates & Fund III is a California limited partnership, and each is duly organized, validly existing and in good standing under the laws of Delaware and California, respectively. The execution and delivery by such Mayfield Entity of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of such Mayfield Entity, and this Agreement has been duly executed and delivered by the duly authorized officers of such Mayfield Entity and constitutes the valid, legal and binding obligation of such Mayfield Entity.

          (b)  No Conflicts.

               (i) The execution, delivery and performance of this Agreement by such Mayfield Entity will not result in (A) any conflict with the charter documents of such Mayfield Entity, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which such Mayfield Entity is a party or by which any of its material properties or assets is bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on such Mayfield Entity's business or adversely affect the ability of such Mayfield Entity to perform its obligations hereunder.

               (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to such Mayfield Entity in connection with the execution and delivery of this Agreement, and the performance by such Mayfield Entity of its obligations hereunder.

          (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of such Mayfield Entity, threatened, which question the validity of this Agreement or any action taken or to be taken by such Mayfield Entity in connection herewith.

      9. Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants as follows:

          9.1 Status and Authority. This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid, legal and binding obligation of such Stockholder.

          9.2  No Conflicts.

          (a) The execution, delivery and performance of this Agreement by such Stockholder will not result in (i) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which such Stockholder is a party or by which any of his material properties or assets is bound, or (ii) the creation or imposition of any lien, charge, pledge or encumbrance on any of the assets or properties of such Stockholder, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on such Stockholder's financial condition or adversely affect the ability of such Stockholder to perform its obligations hereunder.

          (b) No consent, approval or authorization of or filing with any governmental authority is required with respect to such Stockholder in connection with the execution and delivery of this Agreement, and the performance by such Stockholder of its obligations hereunder.

          9.3 No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of such Stockholder, threatened, which question the validity of this Agreement or any action taken or to be taken by such Stockholder in connection herewith.

     10. Representations and Warranties of the Company. The Company represents and warrants as follows:

          10.1 Status and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the duly authorized officers of the Company and constitutes the valid, legal and binding obligation of the Company.

          10.2  No Conflicts.

          (a) The execution, delivery and performance of this Agreement by the Company will not result in (i) any conflict with the Certificate of Incorporation or the Bylaws of the Company, (ii) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which the Company is a party or by which any of its material properties or assets is bound, or (iii) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the Company's business or adversely affect the ability of the Company to perform its obligations hereunder.

          (b) No consent, approval or authorization of or filing with any governmental authority is required with respect to the Company in connection with the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder.

          10.3 No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the knowledge of the Company, threatened, which question the validity of this Agreement or any action taken or to be taken by the Company in connection herewith.

     11.  Miscellaneous Provisions.

          11.1 No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          11.2 Assignment. Unless otherwise provided hereunder, neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of Reuters, and the Company.

          11.3  Entire Agreement; Amendment.

          (a) This Agreement, constitutes the full and entire agreement and understanding among the parties hereto with regard to the subjects hereof and merge all prior agreements and discussions among the parties hereto with respect to the subjects hereof. No amendment to this Agreement that is binding to all parties hereto shall be effective unless in writing and executed by all of the parties hereto (other than Reuters B.V., for which Reuters shall act), it being understood that a waiver by any party of any of its rights hereunder need only be executed by such party (other than Reuters B.V., for which Reuters shall act), and it being further understood that only the consent of Stockholders holding a majority of the voting power of the Company not held by Reuters B.V., Cisco or the Mayfield Entities or their Affiliated Transferees is needed to bind all Stockholders (other than Reuters B.V., Cisco, the Mayfield Entities and their Affiliated Transferees).

          (b) Notwithstanding the foregoing, (i) the provisions of Section 4 (other than Sections 4.3 and 4.4) may be amended without the consent of Reuters at any time after Reuters ceases to own shares of the Company's stock having at least 20% of the Total Voting Power of the Company, (ii) the provisions of
Section 4.3 may be amended without the consent of Reuters at any time after Reuters ceases to own shares of the Company's stock having at least 10% of the Total Voting Power of the Company and (iii) the provisions of Section 4.4 may not be amended until such time as Reuters ceases to own shares of the Company's stock having at least 49% of the Total Voting Power of the Company, after which
Section 4.4 may be amended without the consent of Reuters.  For purposes of this
Section 11.3(b), shares owned by Reuters B.V. shall be deemed owned by Reuters.

          11.4 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein (except any which are direct quid pro quos for the invalid provision) shall not in any way be affected or impaired.

          11.5 Notices. Any notices and other communication required or permitted hereunder shall be in writing and shall be delivered by hand or mailed by first class mail, postage prepaid, addressed as follows:

          (a)   If to Reuters or Reuters B.V., addressed to:

                c/o Reuters Limited
                85 Fleet Street
                London, England
                EC4B 4AJ
                Attention: General Counsel

                Tel:  011-44171-250-1122
                Fax:  011-44171-542-5896

          with copies to:

                Wilson Sonsini Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, California 94304-1050
                Attention: Larry W. Sonsini, Esq.

                Tel:  650-493-9300
                Fax:  650-493-6811

          (b)   If to Cisco, addressed to:

                Cisco Systems, Inc.
                170 West Tasman Drive
                San Jose, California 95134
                Attention: Vice President Business Development

                Tel:  408-526-4000
                Fax:  408-526-4100

          with copies to:

                Brobeck Phleger & Harrison
                Two Embarcadero Place
                2200 Geng Road
                Palo Alto, California 94303
                Attention:  Edward M. Leonard, Esq.

                Tel:  (650) 424-0160
                Fax:  (650) 496-2921


          (c)   If to any Mayfield Entity, addressed to:

                Mayfield Fund
                2800 Sand Hill Road
                Menlo Park, CA 94125
                Attention:  Yogen Dalal

                Tel:  (650) 854-5560
                Fax:  (650) 854-5712

          with copies to:

                Latham & Watkins
                75 Willow Road
                Menlo Park, CA 94025
                Attention:  Allen Morgan

                Tel:  (650) 328-4600
                Fax:  (650) 463-2600

          (d)   If to the Company, addressed to:

                c/o TIBCO Software Inc.
                3165 Porter Drive
                Palo Alto, California 94304
                Attention:  CFO

                Tel:  650-846-5000
                Fax:  650-846-1229

          with copies to:

                Wilson Sonsini Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, California 94304-1050
                Attention:  Larry W. Sonsini, Esq.

                Tel:  650-493-9300
                Fax:  650-493-6811


          (e)  If to Ranadive or any other Stockholder, addressed to:

                c/o TIBCO Software Inc.
                3165 Porter Drive
                Palo Alto, California 94304
                Attention:  CFO

                Tel:  650-846-5000
                Fax:  650-846-1229

or at such other addresses as any Party shall have furnished to the other Parties in writing.

          11.6 Further Action. The Parties in a timely manner take all further measures reasonably within their control which are necessary or appropriate to cause the Company and its Board of Directors to implement the provisions of this Agreement and the transactions contemplated hereby, and the parties hereto shall at all times act in good faith with respect to the obligations incurred by them hereunder.

          11.7 Termination. Except as otherwise expressly provided herein this Agreement shall terminate and be of no further force or effect upon the dissolution of the Company. Notwithstanding the foregoing, no termination of any provision of this Agreement shall release any Party from any liability to any other Party which at the time of such termination has already accrued, nor affect in any way the survival of any right, duty or obligation of any Party which is expressly stated elsewhere in this Agreement to survive expiration or termination hereof.

          11.8 Injunctive Relief. Each of the Parties hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the Parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved Party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved Party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          11.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10 Headings. The inserted headings are for convenience of reference only and shall not be used to construe or interpret this Agreement.

          11.11 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts negotiated, executed and wholly performed in that State. The Parties hereto agree that in the event of litigation between them with respect to this Agreement, they each hereby consent to trial by a judge in a Federal court in the Northern District of California without a jury.

          11.12 Termination of Prior Agreement. The parties to the Prior Agreement hereby agree that the Prior Agreement is hereby terminated and of no further force or effect.

                                    * * * *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above-written.



MAYFIELD IX
a Delaware Limited Partnership

By:  Mayfield IX Management, L.L.C. a Delaware Limited Liability Company
Its: General Partner


By: ___________________________
Name: _________________________
Title: ________________________


MAYFIELD ASSOCIATES FUND III
a California Limited Partnership

By:  Mayfield VIII Management, L.L.C. a Delaware Limited Liability Company
Its: General Partner


By: ___________________________
Name: _________________________
Title: ________________________



Signature page to THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


REUTERS LIMITED                     REUTERS NEDERLAND B.V.


By:_____________________________    By:________________________________
   Name:                               Name:
   Title                               Title:

CISCO SYSTEMS, INC.                 VIVEK RANADIVE


By:_____________________________    ___________________________________
   Name:
   Title


TIBCO SOFTWARE INC.


________________________________
Vivek Ranadive
President



Signature page to THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT